EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (No. 33-55624, No. 33-93186, No. 33-96474, No.
333-17409 and No. 333-27601, all on Form S-8)
pertaining to various benefit plans sponsored by Tracor, Inc. of our report dated June 23, 1997, with respect to the financial statements of the Tracor Deferred Compensation Plan included in this Annual Report (Form 11-K) for the period ended December 31, 1996.


                              /s/ Ernst & Young, LLP
Austin, Texas
June 27, 1997